SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2012

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

We held our annual stockholders’ meeting on May 17, 2012, at which a quorum was present.  At the annual meeting, our stockholders (i) elected Peter S. Knight and Thomas P. Rice to serve as our Class I directors for a three-year term expiring at the 2015 annual meeting of stockholders, (ii) ratified Deloitte & Touche LLP as our independent registered public accounting firm for the 2012 fiscal year, (iii) approved our 2012 omnibus incentive plan as set forth in our Proxy Statement filed with the Securities and Exchange Commission on March 30, 2012, and (iv) approved the non-binding advisory vote on our 2011 executive compensation programs and policies for our Named Executives (as described in the Compensation Discussion and Analysis set forth in our Proxy Statement).

The following are the voting results for these proposals:

PROPOSAL 1 – Election of Class I directors for a three-year term expiring at the 2015 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes

Peter S. Knight	29,969,702	1,310,633	2,433,458
Thomas P. Rice	30,236,627	1,043,708	2,433,458

PROPOSAL 2 – Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2012:

For	Against	Abstain	Broker Non-Votes

33,296,412	406,243	11,138	0

PROPOSAL 3 – Approval of our 2012 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Votes

22,046,742	9,207,571	26,022	2,433,458

PROPOSAL 4 – Non-binding advisory vote on our 2011 executive compensation programs and policies for our Named Executives:

For	Against	Abstain	Broker Non-Votes

26,560,126	4,442,996	277,213	2,433,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  May 21, 2012

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, President

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